Exhibit 10.2
C O N S U L T I N G  A G R E E M E N T
     AGREEMENT made as of December 20, 2005, between China 3C Group, a Nevada corporation (hereinafter referred to as “Client”), and Wen-An Chen and Huoqing Yang (collectively hereinafter referred as “Consultants”).
W I T N E S S E T H :
WHEREAS, the Consultants are engaged in the business of financial consulting services and has knowledge, expertise and personnel to render the requisite services to Client; and
WHEREAS, Client is desirous of retaining the Consultants for the purpose of obtaining these services so as to better, more fully and more effectively deal with the financial services community.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:
I. Engagement of the Consultants.
Client herewith engages the Consultants and the Consultants agrees to render to Client financial consulting services which would include evaluating various business strategies and recommending changes where appropriate and also critically evaluate the Client’s performance in view of its corporate planning and business objectives. This would also include evaluation of upper management.
     A. The consulting services to be provided by the Consultants shall include, but are not limited to, the development, implementation and maintenance of a sound financial advisory strategy which would include:
          1. Corporate Planning—(a) develop an in-depth familiarization with the Client’s business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof, (b) alert the Client to new or emerging high potential forms of production and distribution which could either be acquired or developed internally, (c) comment on the Client’s corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc., and (d) identify prospective suitable merger or acquisition candidates for the Client, perform appropriate diligence investigations with respect thereto, advise the Client with respect to the desirability of pursuing such candidates, and assist the Client in any negotiations which may ensue therefrom.

     B. The services to be rendered by the Consultants to the Client shall under NO circumstances include the following:
          1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by the Consultants to be registered as a broker-dealer under the Securities Act of 1934.
          2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.
     C. Client acknowledges that the Consultants will devote such time as is reasonably necessary to perform the services for Client, having due regard for the Consultants’ commitments and obligations to other businesses for which it performs consulting services.
II. Compensation and Expense Reimbursement.
Client will pay the Consultants, as compensation for the services provided for in this Agreement and as reimbursement for expenses incurred by the Consultants on Client’s behalf, in the manner set forth in Warrant Agreement annexed to this Agreement as Schedule A, which Schedule is incorporated herein by reference.
III Miscellaneous.
Term and Termination. This Agreement shall be for a period of one year commencing December 20, 2005 and terminating December 19, 2006. If the Client does not cancel the contract during the term, the contract will be automatically extended for an additional three months. Either party hereto shall have the right to terminate this Agreement upon 15 days prior written notice to the other party after the first 90 days.
Treatment of Confidential Information. The Consultants shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to the Consultants in connection with the Consultants’ services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the “Confidential Information”). The Consultants will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) the Consultants are required to disclose the Confidential Informational pursuant to a subpoena or other judicial order.
Representation by the Consultants of other clients. Client acknowledges and consents to the Consultants rendering financial consultation services to other clients of the Consultants engaged in the same or similar business as that of Client.

Indemnification by Client as to Information Provided to the Consultants. Client acknowledges that the Consultants, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to it by Client’s officers, directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend the Consultants, its agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to the Consultants.
Independent Contractor. It is expressly agreed that the Consultants are acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on the Consultants or Consultants’ employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits which might be customary in an employer-employee relationship.
Non-Assignment. This Agreement shall not be assigned by either party without the written consent of the other party.
Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.
Entire Agreement. The within agreement contains the entire agreement and understanding between the parties and supersedes all prior negotiations, agreements and discussions concerning the subject matter hereof.
Modification and Waiver. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.
Law to Govern; Forum for Disputes. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principle of conflict of laws. Each party acknowledges to the other that courts within the City of New York, New York shall be the sole and exclusive forum to adjudicate any disputes arising under this agreement.

IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the day and year first written above.
The Consultants

/s/ Wen-An Chen	/s/ Huoqing Yang

Wen-An Chen	Huoqing Yang

CHINA 3C GROUP (“Client”)

/s/ Zhenggang Wang, CEO/Chairman

Zhenggang Wang, CEO/Chairman

SCHEDULE A
WARRANT AGREEMENT
     A. Grant of Warrants and Warrant Exercise Price. As compensation for the services to be rendered by Consultants hereunder, Client herewith issues and grants to the Consultants stock options (the “Warrants”) to purchase an aggregate of 4,000,000 shares of Client’s Common Stock at an exercise price of $.10 per share. The Warrants are exercisable upon and subject to the terms and conditions contained herein. The Warrants are exercisable during the period commencing on the date hereof and ending three years subsequent to the termination date of this Agreement. These restricted shares will be issued to the Consultants upon the signing of this Agreement and held by the Client until payment is made.
     B. Manner of Exercise. Exercise of any of the Warrants by Consultants shall be by written notice to Client accompanied by Consultants’ certified or bank check for the purchase price of the shares being purchased. Upon receipt of such notice and payment, Client shall promptly cause to be issued, without transfer or issue tax to the option holder or other person entitled to exercise the option, the number of shares for which the Warrant has been exercised, registered in the name of Consultants. Such shares, when issued, shall be fully paid and non-assessable.
     C. Warrant Shares. Consultants acknowledges that any shares which it may acquire from Client pursuant to the exercise of the Warrants provided for herein will not have been registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be sold or transferred by Consultants except in the event that such shares are the subject of a registration statement or any future sale or transfer is, in the opinion of counsel for Client, exempt from such registration provisions. Consultants acknowledges that any shares which it may acquire pursuant to the exercise of the Warrants will be for its own account and for investment purposes only and not with a view to the resale or redistribution of same. Consultants further consent that the following legend be placed upon all certificates for shares of Common Stock which may be issued to Consultants upon the exercise of the Warrants:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”
Consultants further consent that no stop transfer instructions being placed against all certificates may not be issued to it upon the exercise of the Warrants.

          (i) If the Client executes a Registration during the term of the contract, then the Consultants’ shares will be added to this Registration at no cost to the Consultants. The Client shall bear all costs and expenses attributable to such registration, excluding fees and expenses of Consultants’ counsel and any underwriting or selling commission. Client shall maintain the effectiveness of such registration throughout the term of this Agreement and for a 120 day period thereafter.
          (ii) Notwithstanding the foregoing, if the Shares issuable upon exercise of the Warrants are not otherwise registered under the Securities Act and the Client shall at any time after the date hereof propose to file a registration statement under the Securities Act, which registration statement shall include shares of Common Stock of Client or any selling shareholder, Client shall give written notice to Consultants of such proposed registration and will permit Consultants to include in such registration all Shares which it has acquired as of the date of such notice. The Client shall bear all costs and expenses attributable to such registration, excluding fees and expenses of Consultants’ counsel and any underwriting or selling commission.
D. Adjustments in Warrant Shares.
          (i) In the event that Client shall at any time sub-divide its outstanding shares of Common Stock into a greater number of shares, the Warrant purchase price in effect prior to such sub-division shall be proportionately reduced and the number of shares of Common Stock purchasable shall be proportionately increased. In case the outstanding shares of Common Stock of Client shall be combined into a smaller number of shares, the Warrant purchase price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable shall be proportionately reduced.
          (ii) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Client with or into another corporation (other than a merger in which the Client is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the Client as an entirety or substantially as an entirety, the Holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Client for which the Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     (iii) The Consultants reserve the right to assign these options to a third party at its own discretion.
The Consultants

/s/ Wen-An Chen	/s/ Huoqing Yang

Wen-An Chen	Huoqing Yang

CHINA 3C GROUP (“Client”)

/s/ Zhenggang Wang, CEO/Chairman

Zhenggang Wang, CEO/Chairman